Exhibit 1

AGREEMENT REGARDING

THE JOINT FILING OF AMENDMENT NO. 3 TO SCHEDULE 13G

The undersigned hereby agree as follows:

(i)	each of them is individually eligible to use the Amendment No. 3 on Schedule 13G to which this Exhibit is attached, and such Amendment No. 3 to Schedule 13G is filed on behalf of each of them; and

(ii)

each of them is responsible for the timely filing of such Amendment No. 3 to Schedule 13G and any subsequent amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: February 12, 2021

The Kiser 2012 Gift Trust LLC

By:	/s/ John Daniel Kiser
Name: John Daniel Kiser, Manager

The John Daniel Kiser Revocable Trust U/A/D July 27, 2011

By:	/s/ John Daniel Kiser
Name: John Daniel Kiser, Trustee

The EGK 2018 Gift Trust LLC

By:	/s/ John Daniel Kiser
Name: John Daniel Kiser, Manager

The Kiser 2019 Grantor Retained Annuity Trust

By:	/s/ Ellen G. Kiser
Name: Ellen G. Kiser, Trustee

The Kiser 2012 Gift Trust

By:	/s/ Daniel O’Donnell
Name: Daniel O’Donnell, Trustee

The Kiser 2018 Grantor Retained Annuity Trust

By:	/s/ Ellen G. Kiser
Name: Ellen G. Kiser, Trustee